EXHIBIT (h)(1)




                         THE GREATER CHINA FUND, INC.

                        ________ Shares of Common Stock
                      Issuable Upon Exercise of ________
                     Non-Transferable Rights to Subscribe
                        for Such Shares of Common Stock


                           DEALER MANAGER AGREEMENT



                              New York, New York
                              March 8, 1996

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019


Ladies and Gentlemen:

          The Greater China Fund, Inc., a Maryland corporation (the "Com-pany"), and Baring International Investment (Far East) Limited (the "Investment Manager") each confirms its agreement with and appointment of PaineWebber Incorporated (the "Dealer Manager") to act as dealer manager in connection with the issuance by the Company to the holders of record at the close of business on March 18, 1996, or such other date as is established as the record date for such purpose (each a "Holder" and, collectively, the "Holders") of ________ non-transferable rights entitling such Holders to sub-scribe for ________ shares (each a "Share" and, collectively, the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company (collectively, the "Offer"). Pursuant to the terms of the Offer, the Company is issuing each Holder one non-transferable right (each a "Right" and, collec-tively, the "Rights") for each share of Common Stock held by such Holder on the record date set forth in the Prospectus (the "Record Date"). Such Rights entitle Holders to acquire during the subscription period set forth in the Prospectus (the "Subscription Period"), at the price set forth in such Pro-spectus (the "Subscription Price"), one Share for each ___ Rights exercised on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Holder who fully exercises all Rights initially issued to such Holder will be entitled to subscribe for, subject to allotment, addi-tional Shares (the "Over-Subscription Privilege"). Pursuant to the Over-Subscription Privilege, the Company may, at its discretion, increase the number of Shares subject to subscription by up to 25%, or ________ shares of Common Stock, for an aggregate total of ________ Shares.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (File Nos. 333-00691 and 811-6674) and a related preliminary prospectus and preliminary statement of additional information for the registration of the Shares under the Securi-ties Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission under the Securities Act and Investment Company Act (the "Rules and Regulations"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary pro-spectuses and preliminary statements of additional information as may have been required to the date hereof. If the registration statement has not become effective, a further amendment to such registration statement, including forms of a final prospectus and final statement of additional infor-mation necessary to permit the registration statement to become effective will promptly be filed by the Company with the Commission. If the registration statement has become effective and any prospectus or statement of additional information constituting a part thereof omits certain information at the time of effectiveness pursuant to Rule 430A of the Rules and Regulations, a final prospectus and final statement of additional information containing such omitted information shall be filed by the Company with the Commission in accordance with Rule 497(h) of the Rule and Regulations. The term "Registra-tion Statement" means the registration statement, as amended (if applicable), at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430A. The term "Prospectus" means the final prospectus and final statement of additional information in the forms filed with the Commission pursuant to Rule 497(c), (h) or (j) of the Rules and Regulations, as the case may be, as from time to time amended or supplemented pursuant to the Securities Act. The Prospectus and letters to beneficial owners of the shares of Common Stock of the Company, forms used to exercise rights, any letters from the Company to securities dealers, commer-cial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Company may use, approve, prepare or authorize for use in connection with the Offer, are collectively referred to hereinafter as the "Offering Materials".

          1.  Representations and Warranties.

          (a) The Company represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the date of the commencement of the Offer (such later date being hereinafter referred to as the "Representa-tion Date") and as of the Expiration Date (as defined below) that:

          (i) The Company meets the requirements for use of Form N-2 under the Securities Act and the Investment Company Act and the Rules and Regu-lations. At the time the Registration Statement becomes effective, the Registration Statement will contain all statements required to be stated therein in accordance with and will comply in all material respects with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement becomes effective through the expira-tion date of the Offer set forth in the Prospectus (the "Expiration Date"), the Prospectus and the other Offering Materials then authorized by the Company for use will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or Offering Materials made in reliance upon and in conformity with information furnished to the Company in writing by the Dealer

     Manager expressly for use in the Registration Statement, Prospectus or Offering Materials.

          (ii) The Company is registered with the Commission under the Investment Company Act as a closed-end, non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

          (iii) Price Waterhouse LLP, the accountants who certified the financial statements of the Company set forth or incorporated by reference in the Registration Statement and the Prospectus, are indepen-dent public accountants as required by the Securities Act and the Rules and Regulations.

          (iv) The financial statements of the Company set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condi-tion of the Company as of the dates or for the periods indicated in con-formity with generally accepted accounting principles applied on a consistent basis; and the information set forth in the Prospectus under the headings "Expense Information" and "Financial Highlights" presents fairly in all material respects the information stated therein.

          (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and the Pro-spectus and is duly qualified to do business in each jurisdiction, whether foreign or domestic, in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material adverse effect upon the business, properties, financial position or results of operations of the Company. The Company has no subsidiaries.

          (vi) The Company has an authorized capitalization as set forth in the Prospectus; the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading "Description of Common Stock"; the Rights have been duly authorized by all requisite action on the part of the Company for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Company pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement, Prospectus and Offering Materials; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights.

          (vii) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has been no material adverse change in the condition (financial or other), business or prospects of the Company, not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company that are material to the Company other than those in the ordinary course of business and
     (C) there has been no dividend or distribution paid or declared in respect of the Company's capital stock.

          (viii) Except as set forth in the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit or pro-ceeding affecting the Company or to which the Company is a party before or by any court or governmental agency or body, whether foreign or domestic, which might result in any material adverse change in the condi-tion (financial or other), business or prospects of the Company, or which might materially and adversely affect the properties or assets of the Company (taken as a whole).

          (ix) There are no franchises, contracts or documents of the Company that are required to be described in or filed as exhibits to the Registration Statement by the Securities Act or the Investment Company Act or by the Rules and Regulations that have not been so described in or filed or incorporated by reference therein as permitted by the Securities Act, Investment Company Act or the Rules and Regulations.

          (x) Each of this agreement (the "Agreement"), the subscription agency agreement (the "Subscription Agency Agreement") dated as of March 8, 1996 between the Company and PNC Bank, National Association (the "Sub-scription Agent"), the management agreement dated as of March 14, 1995 between the Company and the Investment Manager (the "Management Agreement"), the information agent agreement (the "Information Agent Agreement") between the Company and Shareholder Communications Corpora-tion dated as of March 8, 1996 (the "Information Agent"), the administra-tion agreement dated as of July 14, 1992 between the Company and Mitchell Hutchins Asset Management Inc. (the "Administration Agreement"), the custodian agreement dated as of July 14, 1992 between the Company and Brown Brothers Harriman & Co. (the "Custodian Ageement") and the transfer agency and registrar agreement dated as of July 15, 1992 between the Company and PNC Bank, National Association (the "Transfer Agency Agreement") (collectively, all the foregoing are the "Company Agree-ments") has been duly authorized, executed and delivered by the Company; each of the Company Agreements is, assuming due authorization, execution and delivery by the other parties thereto, legal, valid, binding and enforceable obligation of the Company, except as to enforcement of rights to indemnity and contribution under this Agreement may be limited by Federal or state securities laws or principles of public policy and sub-ject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affect-ing creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the issuance of the Rights, the issuance and sale of the Shares and the performance of the Company Agreements, including any subcustodial arrangements entered into pursuant to the Custodian Agreement, and the consummation of the transactions contemplated therein or in the Regis-tration Statement will not result in a conflict with or in a material breach or violation of any of the material terms and provisions of, constitute a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any properties or assets of the Company pursuant to any material agreement, indenture, mortgage, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the Company's charter or by-laws, or, to the best knowledge of the Company, any order, law, rule or regulation of any court or governmental agency or body, whether foreign or domestic, having jurisdiction over the Company or any of its properties, except, in each case, for such violations, defaults, conflicts or breaches that would not have, individually or in the aggre-gate, a material adverse effect on the Company; no consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body, whether foreign or domestic, is required for the consummation by the Company of the transactions contemplated by the Company Agreements or the Registration Statement, except such as have been obtained, or if the registration statement filed with respect to the Shares is not effective under the Securities Act as of the time of execu-tion hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities laws.

          (xi) Each of the Company Agreements complies with all applicable provisions of the Investment Company Act.

          (xii) The Common Stock has been duly listed on the New York Stock Exchange and prior to their issuance the Shares will have been approved for listing, subject to official notice of issuance.

          (xiii) The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders or approvals and other authorizations, whether foreign or domestic, necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as contemplated in the Prospectus, except for such licenses, permits, consents, orders or approvals and other authorizations which the failure to obtain would not have, individually or in the aggregate, a material adverse effect on the Company.

          (xiv) The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Company and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Rule 10b-6 under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercises of Rights and the Over-Subscription Privilege pursuant to this Agreement); provided that any action in connection with the Company's dividend reinvestment plan will not be deemed to be within the terms of this Section 1(a)(xiv).

          (xv) The Company intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to comply with the requirements of Sub-chapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code"), and is qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

          (b) The Investment Manager represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the Representation Date and as of the Expiration Date that:

          (i) The Investment Manager has been duly incorporated and is valid-ly existing as a corporation under the laws of Hong Kong with full power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business in each juris-diction, whether foreign or domestic, in which it owns or leases real property or in which the conduct of its business requires such qualifica-tion, except where the failure to be so qualified does not involve a material adverse effect on the Investment Manager.

          (ii) The Investment Manager is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act or the Invest-ment Company Act, or the rules and regulations under such Acts, from acting under the Management Agreement for the Company as contemplated by the Prospectus.

          (iii) Each of this Agreement and the Management Agreement has been duly authorized, executed and delivered by the Investment Manager; the Management Agreement is, assuming due authorization, execution and deliv-ery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Investment Manager, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Investment Manager of its obligations under such agreements and the consummation of the transactions therein contemplated to be consummated by the Investment Manager will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any material agreement or instrument to which the Investment Manager is a party or by which it is bound or to which any of its property is subject, the Investment Manager's charter and by-laws, or any order, rule or regulation of any court or governmental agency or body, stock exchange or securities association, whether foreign or domestic, having jurisdiction over the Investment Manager or any of its properties or operations, except, in each case, for such conflicts, breaches or violations that would not have, individually or in the aggregate a material adverse effect on the Investment Manager.

          (iv) Except as set forth in the Prospectus, there is no pending or, to the knowledge of Investment Manager, threatened action, suit or proceeding to which the Investment Manager is a party before or by any court or governmental agency or body, whether foreign or domestic, which is likely to have a material adverse effect upon the Investment Manager or upon the ability of the Investment Manager to perform its contract with the Company.

          (v) The Investment Manager (A) has not taken, directly or indirect-ly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Company and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Rule 10b-6 under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compen-sation for soliciting another to purchase any other securities of the Company (except for the solicitation of exercises of Rights and the Over-Subscription Privilege pursuant to this Agreement); provided that any action in connection with the Company's dividend reinvestment plan will not be deemed to be within the terms of this Section 1(b)(v).

          (c) Any certificate required by this Agreement that is signed by any officer of the Company or the Investment Manager and delivered to the Dealer Manager or counsel for the Dealer Manager shall be deemed a repre-sentation and warranty by the Company or the Investment Manager, as the case may be, to the Dealer Manager, as to the matters covered thereby.

          2.  Agreement to Act as Dealer Manager.

          (a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

          (i) The Company hereby appoints the Dealer Manager and other soliciting dealers entering into a Soliciting Dealer Agreement, in the form attached hereto as Exhibit A, with the Dealer Manager (the "Solic-iting Dealers"), to solicit, in accordance with the Securities Act, the Investment Company Act and the Exchange Act, and their customary practice, the exercise of the Rights and the Over-Subscription Privilege, subject to the terms and conditions of this Agreement, the procedures de-scribed in the Registration Statement and, where applicable, the terms and conditions of such Soliciting Dealer Agreement; and

          (ii) The Company agrees to furnish, or cause to be furnished, to the Dealer Manager, lists, or copies of those lists, showing the names and addresses of, and number of shares of Common Stock held by, Holders as of the Record Date, and the Dealer Manager agrees to use such information only in connection with the Offer, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Manager to solicit exercises of Rights and the Over-Subscription Privilege.

          (b) The Dealer Manager agrees to provide to the Company, in addition to the services described in paragraph (a) of this Section 2, financial advisory and marketing services in connection with the Offer. No advisory fee, other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Manager's out-of-pocket expenses as described in Section 5 of this Agreement, will be payable by the Company to the Dealer Manager in connection with the financial advisory and marketing services provided by the Dealer Manager pursuant to this Section 2(b).

          (c) The Company and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of Rights and the Over-Subscription Privilege and the performance of financial advisory and marketing services to the Company contemplated by this Agreement.

          (d) In rendering the services contemplated by this Agreement, the Dealer Manager will not be subject to any liability to the Company or the Investment Manager or any of their affiliates, for any act or omission on the part of any soliciting broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement.

          3. Dealer Manager and Solicitation Fees. In full payment for the financial advisory and marketing services rendered and to be rendered hereun-der by the Dealer Manager, the Company agrees to pay the Dealer Manager a fee (the "Dealer Manager Fee"), equal to 1.25% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights or the Over-Subscrip-tion Privilege. The Company also agrees to pay Soliciting Dealers and the Dealer Manager, in full payment for their soliciting efforts, fees (the "So-licitation Fees") (such Solicitation Fees paid to the Dealer Manager are in addition to the Dealer Manager Fee) equal to 2.50% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights or the

Over-Subscription Privilege solicited by such broker-dealer. The Company agrees to pay the Solicitation Fees to the broker-dealer designated on the applicable portion of the form used by the Holder to exercise Rights, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Soliciting Dealer Agreement, then to pay the Dealer Manager the Solicitation Fee for each Share exercised pursuant to such exercise of Rights or the Over-Subscription Privilege. Payment to the Dealer Manager by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on each date on which the Company issues Shares after the Expiration Date. Payment to a Soliciting Dealer will be made by the Company directly to such Soliciting Dealer by check to an address identified by such Soliciting Dealer. Such payments shall be made by the tenth business day following the day of final payment for Shares as set forth in the Prospectus.

          4.  Other Agreements.

          (a)  The Company covenants with the Dealer Manager as follows:

          (i) The Company will use its best efforts to cause the Registration Statement to become effective under the Securities Act, and will advise the Dealer Manager promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) becomes so effective.

          (ii) The Company will notify the Dealer Manager immediately, and confirm the notice in writing, (A) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (E) of the suspen-sion of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (iii) The Company will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Dealer Manager in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Manag-er with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.

          (iv) The Company will, without charge, deliver to the Dealer Manager, as soon as practicable, the number of copies of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

          (v) The Company will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act or the Rules and Regulations.

          (vi) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Manager, to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a Holder, the Company will forthwith amend or supplement the Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Dealer Manager), at the Company's expense, which will amend or supplement the Registration Statement or the Prospectus so that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a Holder, not misleading.

          (vii) The Company will endeavor, in cooperation with the Dealer Manager and its counsel, to assist such counsel to qualify the Rights and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate and maintain such qualifications in effect for the duration of the Offer; provided, however, that the Company will not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Rights and the Shares have been qualified as above provided.

          (viii) The Company will make generally available to its security holders as soon as practicable, but no later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Rules and Regulations of the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effec-tive" date (as defined in said Rule 158) of the Registration Statement.

          (ix) For a period of 180 days from the date of this Agreement, the Company will not, without the prior consent of the Dealer Manager, offer or sell, or enter into any agreement to sell, any equity or equity related securities of the Company or securities convertible into such securities, other than the Rights and Shares and the Common Stock issued in reinvestment of dividends or distributions.

          (x) The Company will apply the net proceeds from the Offer as set forth under "Use of Proceeds" in the Prospectus.

          (xi) The Company will use its best efforts to cause the Shares to be duly authorized for listing by the New York Stock Exchange prior to the time the Shares are issued.

          (xii) The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

          (xiii) The Company will advise or cause the Subscription Agent to advise the Dealer Manager from day to day during the period of, and promptly after the termination of, the Offer, as to the names and ad-dresses of all Holders exercising Rights, the total number of Rights exercised and the number of Shares, including Shares requested pursuant to the Over-Subscription Privilege, related thereto by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised and the number of Shares, including Shares requested pursuant to the Over-Subscription Privilege, related thereto on subscription certificates indicating the Dealer Manager or such Solicit-ing Dealer, as the case may be, as the broker-dealer with respect thereto, such exercise, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager, not later than 5:00 P.M., New York City time, on the first business day fol-lowing the Expiration Date, of the total number of Rights exercised and the number of Shares, including Shares requested pursuant to the Over-Subscription Privilege related thereto, the total number of Rights veri-fied to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised and the number of Shares, including Shares requested pursuant to the over-Subscription Privilege related thereto on subscription certificates indicating the Dealer Manager or such Solic-iting Dealer, as the case may be, as the broker-dealer with respect thereto, and as to such other information as the Dealer Manager may reasonably request.

          (b) The Company and the Investment Manager will not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabili-zation or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares; provided that any action in connection with the Company's dividend rein-vestment plan will not be deemed to be within the meaning of this Section 4(b).

          5.  Payment of Expenses.

          (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Company's counsel (including the fees and disbursements of local counsel) and accountants, (iv) the qualification of the Rights and the Shares under securi-ties laws in accordance with the provisions of Section 4(a)(vii) of this Agreement, including filing fees and the preparation of the Blue Sky Survey by counsel to the Dealer Manager, (v) the printing or other production and deliv-ery to the Dealer Manager of copies of the Registration Statement as origi-nally filed and of each amendment thereto and of the Prospectus and any amend-ments or supplements thereto, (vi) the printing and other production and delivery of copies of the Blue Sky Survey, (vii) the fees and expenses incurred with respect to filing with the National Association of Securities Dealers, Inc., (viii) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange, (ix) the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials, and (x) the fees and expenses incurred with respect to the Information Agent.

          (b) In addition to any fees that may be payable to the Dealer Manager under this Agreement, the Company agrees to reimburse the Dealer Manager upon request made from time to time for its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel (excluding Blue Sky fees and expenses which are paid directly by the Company), in an amount up to $100,000.

          (c) If this Agreement is terminated by the Dealer Manager in accordance with the provisions of Section 6 or Section 9(a)(i), 9(a)(ii) or 9(a)(iii), the Company agrees to reimburse the Dealer Manager for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Manager. In the event the transactions contemplated hereunder are not consummated, the Company agrees to pay all of the costs and expenses set forth in paragraphs (a) and (b) of this Section 5 which the Company would have paid if such transactions had been consummated.

          6. Conditions of the Dealer Manager's Obligations. The obligations of the Dealer Manager hereunder are subject to the accuracy of the respective representations and warranties of the Company and the Investment Manager con-tained herein, to the performance by the Company and the Investment Manager of their respective obligations hereunder, and to the following further condi-tions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the Representation Date, or at such later time and date as may be approved by the Dealer Manager; the Pro-spectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(c),
(e) or (h), as the case may be, under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company, the Investment Manager or the Dealer Manager, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

          (b) On the Representation Date and the Expiration Date, the Dealer Manager shall have received:

          (1) The favorable opinions, dated the Representation Date and the Expiration Date, of White & Case, counsel to the Company, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full power and authority (corpo-rate and other) to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material adverse effect upon the business, properties, financial position or results of operations of the Company;

               (ii) the Company's authorized capitalization is as set forth in the Prospectus; the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-as-sessable and conform in all material respects to the description thereof in the Prospectus under the heading "Description of Common Stock"; the Rights have been duly authorized by all requisite action on the part of Company for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Company pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assess-able; the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the Offering Materials; and the issu-ance of each of the Rights and the Shares is not subject to any preemptive rights. The outstanding Common Stock has been duly listed on the New York Stock Exchange and the Shares have been duly approved for listing, subject to official notice of issuance, on the New York Stock Exchange;

               (iii) except as set forth in the Prospectus, to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authori-ty or body or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement or the Prospectus, and there are no franchises, contracts or other docu-ments of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit or incorporated by reference which are not described or filed or incorporated by reference as required;

               (iv) the statements in Part A of the Prospectus under the heading "Taxation" and the statements in the Statement of Additional Information under the heading "Taxation -- United States Federal Income Taxes" insofar as such statements describe or summarize United States and Chinese tax laws, treaties, doctrines or practic-es, fairly summarize the matters therein described;

               (v) the Registration Statement has become effective under the Securities Act; any required filing of the Prospectus or any supple-ment thereto pursuant to Rule 497(c), (e) or (h) required to be made to the date hereof has been made in the manner and within the time period required by Rule 497(c), (e) or (h), as the case may be; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Prospectus and each amendment there-of or supplement thereto (other than the financial statements and the notes thereto and the schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and the Rules and Regulations;

               (vi) each of this Agreement, the Subscription Agency Agree-ment, the Management Agreement, the Custodian Agreement, the Admin-istration Agreement, the Information Agent Agreement, and the Trans-fer Agency Agreement has been duly authorized, executed and deliv-ered by the Company, complies with all applicable provisions of the Investment Company Act and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid, binding and enforceable obligation of the Company, except as to enforcement of rights to indemnity under this agreement may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

               (vii) no consent, approval, authorization, notification or or-der of, or any filing with, any court or governmental agency or body is required under the laws of New York or Federal law or, to the best of such counsel's knowledge, the laws of any other jurisdiction in the United States for the consummation by the Company of the transactions contemplated by the Company Agreements, except (A) such as have been obtained under the Securities Act, the Exchange Act and the Investment Company Act and (B) such as may be required under the blue sky laws of any jurisdiction in connection with the transac-tions contemplated hereby;

               (viii) neither the issuance of the Rights, nor the issuance and sale of the Shares by the Company, nor the performance and con-summation by the Company of any other of the transactions con-templated in the Company Agreements or the Registration Statement will conflict with, result in a breach or violation of, or consti-tute a default under the charter or by-laws of the Company or, to the knowledge of such counsel after due inquiry, the material terms of any material agreement, indenture, mortgage, lease or other in-strument to which the Company is a party or by which it may be bound or to which any of the properties or assets of the Company is subject, or any order, of which such counsel has knowledge after due inquiry, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Company of the state of New York or the United States, except, in each case, for such violations, defaults, conflicts or breaches that would not have, individually or in the aggregate, a material adverse effect on the Company; and

               (ix) the Company is registered with the Commission under the Investment Company Act as a closed-end, non-diversified management investment company, all required action has been taken under the Securities Act and the Investment Company Act to make the public offering and consummate the issuance of the Rights and the issuance and sale of the Shares by the Company upon exercise of the Rights, and the provisions of the Company's charter and by-laws comply as to form in all material respects with the requirements of the Invest-ment Company Act.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Dealer Manager and
(B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

          Such counsel shall also have stated that, while they have not themselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraph (iv) above, in the course of their review and discussion of the contents of the Registration Statement and Prospectus with certain officers and employees of the Company and its independent accountants, no facts have come to their attention which cause them to believe that the Registration Statement as of the effective date thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the state-ments contained therein not misleading, or that the Prospectus, as of its date and the Representation Date or Expiration Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact re-quired to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

          (2) The favorable opinions, dated the Representation Date and the Expiration Date, of Piper & Marbury L.L.P., special counsel to the Company, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus, and currently maintains all governmental licenses, permits, consents, orders, approvals, and other authorizations under he laws of the State of Maryland necessary to carry on its business as contemplated in the Prospectus, except that counsel expresses no opinion as to the securities or "blue sky" laws of the State of Maryland;

               (ii) the Company's authorized capitalization is as set forth in the Prospectus; the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-as-sessable and conform in all material respects to the description thereof in the Prospectus under the heading "Description of Common Stock"; the Rights have been duly authorized by all requisite action on the part of Company for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Company pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assess-able; the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the Offering Materials; and the issu-ance of each of the Rights and the Shares is not subject to any preemptive rights;

               (iii) except as set forth in the Prospectus, to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authori-ty or body or any arbitrator in the State of Maryland involving the Company of a character required to be disclosed in the Registration Statement or the Prospectus;

               (iv) no consent, approval, authorization, notification or or-der of, or any filing with, any court or governmental agency or body is required under the laws of Maryland for the consummation by the Company of the transactions contemplated by the Company Agreements, except (A) such as have been obtained and (B) such as may be re-quired under the securities and "blue sky" of the State of Maryland in connection with the transactions contemplated hereby; and

               (v) neither the issuance of the Rights, nor the issuance and sale of the Shares by the Company, nor the performance and consumma-tion by the Company of any other of the transactions contemplated in the Company Agreements or the Registration Statement will conflict with, result in a breach or violation of, or constitute a default under the charter or by-laws of the Company or any court or governmental agency or body of the State of Maryland.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Compa-ny and public officials.

          (3) The favorable opinions, dated the Representation Date and the Expiration Date, of White & Case, counsel for the Investment Manager, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

               (i) the Investment Manager is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as an investment manager for the Compa-ny as contemplated in the Prospectus and the Management Agreement;

               (ii) the Investment Manager is duly qualified as a foreign corporation and is in good standing in each United States jurisdic-tion in which the performance of its obligations under the Management Agreement requires such qualification except where the failure to be so qualified does not involve a material adverse ef-fect on the Investment Manager; the Investment Manager has the corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus;

               (iii) this Agreement and the Management Agreement have been duly authorized, executed and delivered by the Investment Manager and comply with all applicable provisions of the Advisers Act, the Investment Company Act and the rules and regulations under such Acts, and is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Investment Manager, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforce-ability is considered in a proceeding in equity or at law);

               (iv) neither the performance by the Investment Manager of its obligations under this Agreement or the Management Agreement nor the consummation of the transactions contemplated therein nor the ful-fillment of the terms thereof will conflict with, or result in a breach or violation of, or constitute a default under its memorandum and articles of association or, to the knowledge of such counsel, the terms of any material agreement or instrument to which the In-vestment Manager is a party or by which it is bound or to which any of its properties are subject, or any order of which such counsel has knowledge after due inquiry, or other law, rule or regulation applicable to the Investment Manager of any U.S. federal or New York court, governmental agency or body, stock exchange or securities association having jurisdiction over the Investment Manager or its properties or operations except for such conflicts, breaches or defaults which would not have a material adverse effect on the Investment Manager; and


               (v) The description of the Investment Manager and its businesses in the Prospectus complies in all material respects with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Dealer Manager, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Investment Manager and public officials.

          (4) The favorable opinions, dated the Representation Date and the Expiration Date, of Grice & Co. (solicitors in association with White &
     Case), Hong Kong counsel for the Company and the Investment Manager, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

               (i) the Investment Manager has been duly incorporated and is validly existing as a corporation under the laws of Hong Kong, with full power and authority to own its properties and conduct its busi-ness as described in the Prospectus;

               (ii) the Investment Manager has been issued with the license necessary for it to carry on its business under Hong Kong law as an investment adviser (as defined in the Securities Ordinance, Chapter 333 laws of Hong Kong) in Hong Kong in respect of securities of China companies listed and traded in Hong Kong as contemplated in the Prospectus and the Management Agreement;

               (iii) this Agreement and the Management Agreement have been duly authorized, executed and delivered by the Investment Manager and comply with all applicable provisions of the laws of Hong Kong, and as a matter of Hong Kong law are, assuming due authorization, execution and delivery by the other parties thereto, legal, valid, binding and enforceable obligations of the Investment Manager, sub-ject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

               (iv) neither the execution or delivery by the Investment Manager nor the performance by the Investment Manager of its obli-gations under this Agreement or the Management Agreement will con-flict with, or result in a breach or violation of, or constitute a default under its memorandum and articles of association or any order of which such counsel has knowledge after due inquiry, or other Hong Kong law, rule or regulation applicable to the Investment Manager of any Hong Kong court, governmental agency or body of Hong Kong, the Stock Exchange of Hong Kong Limited or the Securities and Futures Commission of Hong Kong except for such conflicts, breaches or defaults which would not have a material adverse effect on the Investment Manager;

               (v) the Company does not require any governmental licenses, permits, consents, orders, approvals or other authorizations under the laws of Hong Kong to enable the Company to continue to invest in securities of China companies as contemplated in the Prospectus. Neither the execution or delivery by the Company nor the performance by the Company of any of its obligations under any of this Agreement or the Management Agreement will contravene or constitute a default under any provision contained in any Hong Kong law, rule or regula-tion of any Hong Kong governmental or regulatory authority or any order or regulation of any Hong Kong court by which the Company or any of its assets in Hong Kong is bound or affected;

               (vi) the issue and the sale by the Company of the Rights and the subsequent issuance of the Shares pursuant to the Dealer Manager Agreement will not contravene or constitute a default under any provisions contained in any Hong Kong law or any rule, regulation or order of any Hong Kong governmental authority;

               (vii) no consent, approval, authorization or order of any court or governmental body of Hong Kong is required in order for the Company to perform its obligations referred to or contemplated by the Dealer Manager Agreement;

               (viii) the statements in the Statement of Additional Information to the Prospectus and the Registration Statement as set out under the captions "The Securities Markets in China and Hong Kong -- Hong Kong" and "Taxation -- Hong Kong Taxes" to the extent that they describe Hong Kong ordinances and regulations are accurate in all material respects; and

               (ix) no profits tax is or will be required to be paid by the Dealer Manager or any of the Soliciting Dealers pursuant to the In-land Revenue Ordinance (Chapter 112 of the laws of Hong Kong) provided they do not carry on any business, trade or profession in Hong Kong.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Investment Manager and public officials.

          (5) The favorable opinions, dated the Representation Date and the Expiration Date, of Great Wall Law Office, Chinese counsel for the Compa-ny and the Investment Manager, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

               (i) the statements in the Statement of Additional Information under the heading "China Taxes" in the Registration Statement and Prospectus, insofar as such statements describe or summarize China tax laws, treaties, doctrines or practices, fairly summarize the matters therein described.

          (c) The Dealer Manager shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel for the Dealer Manager, such opinion or opinions, dated the Representation Date and the Expiration Date, with respect to the Offer, the Registration Statement, the Prospectus and other related matters as the Dealer Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Dealer Manager certificates of the Company, signed by the Chairman of the Board, the President or a Vice President of the Company, dated the Representation Date and the Expiration Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of their knowledge:

          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

          (e) the Investment Manager shall have furnished to the Dealer Manager certificates, signed by the Chairman or other senior officer, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate has read the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and, to the best knowledge of such signer, the representations and warranties of the Investment Manager in this Agreement are true and correct in all material respects on and as of the Representation Date or Expiration Date, as the case may be, with the same effect as if made on the Representation Date or Expiration Date, as the case may be.

          (f) Price Waterhouse LLP shall have furnished to the Dealer Manager letters, dated the Representation Date and the Expiration Date, in form and substance satisfactory to the Dealer Manager, and stating in effect that:

          (i) they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations;

          (ii) in their opinion, the audited financial statements examined by them and included or incorporated by reference in the Registration State-ment comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the respective Rules and Regulations with respect to registration statements on Form N-2;

          (iii) they have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial information of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial or ac-counting matters and such other inquiries and procedures which shall be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that at the date of the latest available financial information read by such accountants, or at a subsequent specified date not more than five business days prior to the Representation Date or Expiration Date, as the case may be, there was any change in the capital stock, net assets or long term debt of the Company as compared with amounts shown in the most recent statement of assets and liabilities included or incorporated by reference in the Registration Statement, except as the Registration Statement discloses has occurred or may occur or as disclosed in their letter;

          (iv) In addition to the procedures referred to in clause (iii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by the Dealer Manager and which shall be specified in such letter, and have compared such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

          (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company, the effect of which, in any case referred to in clause (i) or
(ii) above, is, in the reasonable judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to proceed with the Offer as contemplated by the Registration Statement and the Prospectus.

          (h) Prior to the Representation Date, the Company shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be canceled at, or at any time prior to, the Representation Date by the Dealer Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          7.  Indemnification and Contribution.

          (a) The Company will indemnify and hold harmless the Dealer Manager and each person, if any, who controls the Dealer Manager within the meaning of
Section 15 of the Securities Act against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, and any amendment or supplement thereto, or the omission or alleged omission to state in any or all such documents a material fact required to be stated therein or necessary to make the statements in it not misleading (in the case of the Prospectus, in light of the circumstances under which such statements were made), provided the Company will be liable to the extent that such loss, claim, damage or liability arises from an untrue statement or omission or alleged untrue statement or omission (1) made in reliance on and in conformity with information furnished in writing to the Company by the Dealer Manager expressly for use in the document, or (2) if a copy of the Prospectus was not sent or given to such person at or before the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

          (b) The Dealer Manager will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act, each director of the Company and each offi-cer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Dealer Manager, but only inso-far as losses, claims, damages or liabilities arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by the Dealer Manager expressly for use in preparation of the docu-ments in which the statement or omission is made or alleged to be made. This indemnity agreement will be in addition to any liability that the Dealer Manager might otherwise have.

          (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to notify such indemnifying party will not, except to the extent set forth below, relieve it from liability that it may have to any indemnified party. No indemnification provided for in Section 7(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission to notify such indemnifying party of such action shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise on account of the provisions in Section 7(a) or (b). If any such action is brought against any indemnified party and it notifies the indem-nifying party of its commencement, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense subject, however, to its obligations, if any, to cooperate in such defense. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the indemnifying party or parties. All such fees and expenses will be reimbursed promptly as they are incurred and if advanced to a person who is later determined not to be a proper indemnitee, will be promptly refunded upon determination that such person is not a proper indemnitee. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties except to the extent provided herein.

          (d) In no case shall the indemnification provided in this Section 7 be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.

          (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Dealer Manager, the Company and the Dealer Manager will contribute to the total losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action or any claims asserted, but after deducting any contribution received by the Company or the Dealer Manager from persons other than the Company and the Dealer Manager, such as persons who control the Company, or the Dealer Manager within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company or the Dealer Manager may be subject in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemni-fied party on the other hand from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in the losses, claims, damages or liabilities, joint or several (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), for which contribution is sought. The relative benefits received by the Company on the one hand and the Dealer Manager on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total fees received by the Dealer Manager. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue state-ment of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Dealer Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate in the circumstances. Notwithstanding any other provisions of this Section 7, (1) the Dealer Manager will not be responsible for any amount in excess of the fees paid by the Company pursuant to Section 3 hereof and (2) no person found guilty of fraudu-lent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement and each director of the

Company will have the same rights to contribution as the Company, subject in each case to clause (i) of the first sentence of this Subsection. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 7. No party will be liable for contribution with respect to any action or claim settled without its written consent.

          (f) The Company agrees to indemnify each Soliciting Dealer and controlling persons to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections (a), (b), (c), (d) and (e) of this Section 7.

          (g) The Company and the Investment Manager acknowledge that the statements under the caption "Distribution Arrangements" in the Prospectus constitute the only information furnished in writing to the Company by the Dealer Manager expressly for use in such document, and the Dealer Manager confirms that such statements are correct.

          8. Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Investment Manager and of the Dealer Manager set forth in or made pursuant to this Agreement shall survive the Expiration Date and will remain in full force and effect, regard-less of any investigation made by or on behalf of Dealer Manager or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the Offer. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

          9. Termination of Agreement. (a) This Agreement shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Company prior to the expiration of the Offer, if prior to such time (i) financial, political, economic, currency, banking or social conditions in the United States, China or Hong Kong shall have undergone any material change the effect of which on the financial markets makes it, in the Dealer Manager's judgment, impracticable or inadvisable to proceed with the Offer, (ii) there has occurred any outbreak or material escalation of hostili-ties or other calamity or crisis the effect of which on the financial markets of the United States, China or Hong Kong is such as to make it, in the Dealer Manager's judgment, impracticable or inadvisable to proceed with the Offer,
(iii) trading in the shares of Common Stock shall have been suspended by the Commission or the New York Stock Exchange, (iv) trading in securities general-ly on the New York Stock Exchange or the Stock Exchange of Hong Kong shall have been suspended or limited or minimum prices shall have been established on such exchanges, or (v) a banking moratorium shall have been declared either by Federal or New York State authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

          10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telegraphed and confirmed to PaineWebber Incorporated, Attn:
_________, 1285 Avenue of the Americas, New York, New York 10019; or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1285 Avenue of the Americas, New York, New York 10019.

          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof.

          13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Investment Manager and the Dealer Manager.

                    Very truly yours,

                    The Greater China Fund, Inc.


                    By:_________________________________
                       Name:
                       Title:



                    Baring International Investment
                       (Far East) Limited


                    By:_________________________________
                       Name:   M. D. Clegg
                       Title:  Director


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

PaineWebber Incorporated


By:__________________________________
   Name:
   Title:

                                                                    Exhibit A

                         THE GREATER CHINA FUND, INC.

                  Rights Offering for Shares of Common Stock

                          SOLICITING DEALER AGREEMENT

      . .   THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                                April 12, 1996
                   UNLESS EXTENDED (THE "EXPIRATION DATE").


To Securities Dealers and Brokers:

          The Greater China Fund, Inc. (the "Company") is issuing to its shareholders of record ("Record Date Shareholders") as of the close of busi-ness on March 18, 1996 (the "Record Date") non-transferable rights ("Rights") to subscribe for an aggregate of up to ________ shares (the "Shares") of common stock, par value $0.001 per share, of the Company ("Common Stock") upon the terms and subject to the conditions set forth in the Company's Prospectus (the "Prospectus") dated March 8, 1996 (the "Offer"). Each such Record Date Shareholder is being issued one Right for each full share of Common Stock owned on the Record Date. The Rights entitle the Record Date Shareholder, during the Subscription Period (as hereinafter defined) to acquire at the Sub-scription Price (as hereinafter defined), one Share for each ___ Rights held in the primary subscription. No fractional Shares will be issued. The Sub-scription Price will be __% of the lower of (i) the average of the last re-ported sales price of a share of the Company's Common Stock on the New York Stock Exchange on the date of the expiration of the Offer (the "Pricing Date") and the four preceding business days and (ii) the net asset value per share as of the Pricing Date. The Subscription Period will commence on March 18, 1996 and end on the Expiration Date. (With respect to the Offer, the term "Expira-tion Date" means 5:00 p.m., New York City time, on April 12, 1996, unless and until the Company shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term "Expiration Date" with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Company, will expire.) Any Record Date Shareholder who fully exercises all Rights issued to such shareholder is entitled to subscribe for Shares which were not otherwise subscribed for by others on primary sub-scription (the "Over-Subscription Privilege"). Shares acquired pursuant to the Over-Subscription Privilege are subject to allotment, as more fully dis-cussed in the Prospectus.

          For the duration of the Offer, the Company has agreed to pay Solicitation Fees to any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who complies with the procedures described below (a "Soliciting Dealer"). Upon timely delivery to PNC Bank, National Association, the Company's Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive Solicitation Fees equal to 2.50% of the Subscription Price per Share so purchased; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the National Association of Securities Dealers, Inc. ("NASD") or any foreign broker or dealer not eligible for membership who agrees to conform to the

Rules of Fair Practice of the NASD, including Sections 8, 24, 25 and 36 there-of, in making solicitations in the United States to the same extent as if it were a member thereof.

          The Company has agreed to pay the Solicitation Fees payable to the undersigned Soliciting Dealer and to indemnify such Soliciting Dealer on the terms set forth in the Dealer Manager Agreement, dated March 8, 1996 among PaineWebber Incorporated as the Dealer Manager, the Company and the Investment Manager, the Company's investment adviser (the "Dealer Manager Agreement"). Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicita-tions in any state or other jurisdiction in which the opinion of counsel to the Company or counsel to the Dealer Manager, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Solicitation Fees with respect to Shares purchased pursuant to an exercise of Rights or the Over-Subscription Privilege for its own account or for the account of any affiliate of the Soliciting Dealer, except that the Dealer Manager shall receive the Solicitation Fees with respect to Shares purchased pursuant to an exercise of Rights or the Over-Subscription Privilege for its own account provided that such Shares are offered and sold by the Dealer Manager to its clients. No Soliciting Dealer or any other person is authorized by the Company or the Dealer Manager to give any information or make any representations in connec-tion with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Company through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Company or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Company, or create any association between such parties, or shall render the Dealer Manager or the Company liable for the obligations of any Soliciting Dealer. The Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

          In order for a Soliciting Dealer to receive Solicitation Fees, the [Subscription Agent] must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights or the Over-Subscription Privilege and full payment Shares; or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the third New York Stock Exchange trading day after the Expiration Date, of (a) full payment with respect to Shares purchased pursuant to the exercise of Rights or the Over-Subscription Privilege and (b) a properly completed and duly executed Subscription Certificate with respect to such Shares. Solici-tation Fees will only be paid after receipt by the Subscription Agent of a properly completed and duly executed Soliciting Dealer Agreement (or a facsimile thereof). In the case of a Notice of Guaranteed Delivery, Solicit-ation Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Solicitation Fees will be paid by the Company to the Soliciting Dealer by check to an address designated by the Soliciting Dealer below by the tenth business day after final payment for the Shares as set forth in the Prospectus.

          All questions as to the form, validity and eligibility (including time of receipt) of this Soliciting Dealer Agreement will be determined by the Company, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting

Dealer Agreement or delivery thereof must be cured within such time as the Company shall determine. None of the Company, the Dealer Manager, Subscription Agent, the Information Agent for the Offer (Shareholder Communications Corporation) or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agree-ment or incur any liability for failure to give such notification.

          The acceptance of Solicitation Fees from the Company by the undersigned Soliciting Dealer shall constitute a representation by such Solic-iting Dealer to the Company that: (i) it has received and reviewed the Pro-spectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Rights or the Over-Subscription Privilege, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations may lawfully be made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of the Rights or the Over-Subscription Privilege, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solic-itation material furnished by the Company through the Dealer Manager; (iv) it has not purported to act as agent of the Company or the Dealer Manager in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and com-plete; (vi) it is not affiliated with the Company; (vii) it will not accept Solicitation Fees paid by the Company pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights or the Over-Subscription Privilege for its own account; (viii) it will not remit, directly or indirectly, any part of Solicitation Fees paid by the Company pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Solicitation Fees and the terms and conditions set forth herein with respect to receiving such Solicitation Fees. By returning a Soliciting Dealer Agreement and accepting Solicitation Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Company and the Dealer Manager against losses, claims, damages and liabilities to which the Company may become subject as a result of the breach of such Soliciting Dealer's representations made herein and described above. In making the foregoing representations, Soliciting Dealers are reminded of the possible applicability of Rule 10b-6 under the Exchange Act if they have bought, sold, dealt in or traded in any Shares for their own account since the commencement of the Offer.

          Solicitation Fees due to eligible Soliciting Dealers will be paid promptly after consummation of the Offer. Upon expiration of the Offer, no Solicitation Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

          Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

          This Soliciting Dealer Agreement will be governed by the laws of the State of New York without reference to the choice of law principles thereof.

          Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of a registered national securities exchange or of the NASD or a foreign broker or dealer not eligible for membership who has conformed to the Rules of Fair Practice of the NASD, including Sections 8, 24, 25 and 36 thereof, in making solicitations of the type being undertaken pursuant to the Offer in the United States to the same extent as if you were a member thereof, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights or the Over-Subscription Agreement, all as described above, in ac-cordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Please forward two executed copies of this Soliciting Dealer Agreement to The Greater China Fund, Inc., c/o Mitchell Hutchins Asset Man-agement Inc., 1285 Avenue of the Americas, New York, New York 10019,
Attention: C. William Maher (tel. number (212) 713-2421; fax. number (212) 713-4058). A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

                         Very truly yours,

                         PaineWebber Incorporated


                         By:__________________________
                             Name:
                             Title:



PLEASE COMPLETE INFORMATION BELOW:


ACCEPTED AND CONFIRMED BY SOLICITING DEALER

Contact Name at Firm: __________________________________

______________________    ______________________________
Printed Firm Name         Address


______________________    ______________________________
Authorized Signature      Area Code and Telephone Number

______________________    ______________________________

Name and Title            Fax Number


Dated:


Payment of the Solicitation Fee shall
be mailed by check to the following address:

___________________________
___________________________
___________________________